Exhibit 10.71

SMX (Security Matters) Public Limited Company (NASDAQ:SMX)

Private Placement Binding Term Sheet

US$350,000

Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6	1

Issuer:	SMX (Security Matters) Public Limited Company (the “Company”)

Investment:	Convertible Security (the “Convertible Security”)

Term:	6 months

Interest:	0%

Funded Amount:	US$350,000

Face Value:	US$407,000 (14% OID)

Rank:	Investor will rank senior but shall be subordinated to CTAM. If Company raises any debt (including subordinated debt, convertible debt or redeemable preferred stock, but excluding currently negotiated instruments such as CTAM, the Company will immediately direct no less than 15% of the net proceeds to repay the Convertible Security, unless waived by Investor, after receiving notice of partial repayment.

Registration:	File registration statement (the “Registration Statement”) within 25 days of funding and use best efforts to cause it to be declared effective within 70 days from funding.

Buy-Back Right:	No buy- back right.

Lock-Up:	Trading restricted until the effectiveness date.

Conversion Price:	After the Lock-Up, Investor will have the right to convert at Steven Wallitt’s option all or a portion of the face value amount including OID into common shares at the conversion price of 24 cents per share.

Conversion Limits:	No conversion limitations

Warrants:	100,000 warrants. Warrants will be exercisable with cash payment for 60 months with an exercise price of US$.05. No price-based anti-dilution adjustments.

Use of Proceeds:	Working capital

Approvals:	This transaction will comply with SEC rules and subject to all necessary exchange and securities commission approvals and Company Board approval.

Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6	2

Other Terms:	Steven Wallitt will fund by wire transfer the amount of $350,000 on or before Wednesday February 28, 2024. This Term Sheet represents binding obligations of the parties.

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Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6	3

Agreed to and accepted this 25 day of February, 2024.

SMX (Security Matters) Public Limited Company

By:
Name:	Haggai Alon
Title:	CEO

Investor

By:	Steven Wallitt

By:	/s/ Steven Wallitt 2/24/24
Name:
Title:

Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6	4